Exhibit 3.1

Electronic Articles of Incorporation For MEDX BACK PAIN CLINICS INC	P23000068381 FILED September 21, 2023 Sec. Of State tscott

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

MEDX BACK PAIN CLINICS INC

Article II

The principal place of business address:

7901 4TH ST N STE 300
ST. PETERSBURG, FL. US 33702

The mailing address of the corporation is:

7901 4TH ST N STE 300
ST. PETERSBURG, FL. US 33702

Article III

The purpose for which this corporation is organized is:

ANY BUSINESS PURPOSE.

Article IV

The number of shares the corporation is authorized to issue is:

100000000

Article V

The name and Florida street address of the registered agent is:

REGISTERED AGENTS INC

7901 4TH ST N

STE 300

ST. PETERSBURG, FL. 33702

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: DAVID ROBERTS

P23000068381 FILED September 21, 2023 Sec. Of State tscott

Article VI

The name and address of the incorporator is:

ROBIN JONES

7901 4TH ST N
STE 300
ST. PETERSBURG, FLORIDA 33702

Electronic Signature of Incorporator: ROBIN JONES

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain “active” status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title:	PST
MATTHEW JOHN DEGELMAN
7901 4TH ST N STE 300 ST. PETERSBURG, FL. 33702 UN

Title:	D
MATTHEW DEGELMAN
10 POWELL PLACE REGINA, SK. S4S6R9 CA